Exhibit H-3


                      Allegheny Energy Fixed Income Ratings

                               Standard & Poors     Moody's        Fitch
                               ----------------     -------        ------
Outlook                            Positive        Positive     Positive/Stable1

Effective date                    2/18/2005        2/24/2005       2/25/2005
Allegheny Energy, Inc.
----------------------
   Corporate Rating                   B+
   Unsecured Debt 2                   B-              B1               BB-
   Trust Preferred Security           B-              B3               B+

Allegheny Energy Supply
-----------------------
   Unsecured Debt                     B-              B2               B-
   Term Loan B                        BB-             Ba3              BB-
   PCB's                                                               AAA

AE Supply Statutory Trust
-------------------------
   Secured Debt                       NR              Ba3              BB-

Monongahela Power
-----------------
   Bonds (Secured)                    BB+             Ba1              BBB
   Unsecured Debt                     B               Ba2              BBB-
   Preferred Stock                    B-              B1               BB+

Potomac Edison
--------------
   Bonds (Secured)                    BB+             Ba1              BBB
   Unsecured Debt                     B               Ba2              BBB-

West Penn Power
---------------
   Transition Bonds                   AAA             Aaa              AAA
   Unsecured Debt                     B+              Ba1              BBB-

Allegheny Generating
--------------------
   Unsecured Debt                     B-              B2               B-





1 Rating Outlook Positive for AYE, Inc, AE Supply, and AGC, all other entities are Stable



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